EXHIBIT 99.1


              Trimble Reports Record Fiscal Fourth Quarter Results Full-year 2002 Adjusted EPS increased by 100 percent to $0.72

     SUNNYVALE, Calif., Feb. 4, 2003 - Trimble (Nasdaq: TRMB) today announced results for the fiscal fourth quarter ended January 3, 2003. The Company reported fourth quarter revenues of $124.6 million, versus $106.4 million in the fourth quarter of 2001. Earnings per share (EPS) for the fourth quarter on a Generally Accepted Accounting Principles (GAAP) basis were $0.14, versus a loss per share of ($0.26) in fourth quarter of 2001.

     Adjusted EPS for the fourth quarter of 2002 were $0.27, versus adjusted EPS of $0.02 in the fourth quarter of 2001. Adjusted EPS excludes any infrequent and acquisition related charges, being primarily $2.2 million in intangible amortization costs from acquisitions, $453,000 in restructuring charges related to the Company's cost-cutting measures, and a $1.45 million write down of a minority investment that are included when reporting on a GAAP basis. Fourth quarter adjusted and GAAP EPS were both calculated on a diluted basis using approximately 29.5 million shares.

     For the full year 2002, Trimble reported revenues of $466.6 million versus $475.3 million in 2001. Full year 2002 GAAP EPS were $0.36 versus a loss per share of ($0.93) in 2001. Adjusted EPS for the full year 2002 were $0.72 versus $0.36 in 2001.

     "We continued to see strengthening demand for our GPS products during the fourth quarter, especially in our Component Technologies and GPS survey businesses, which both reported record quarterly revenues," said Steven W. Berglund, president and CEO of Trimble. "The upside from the components business will probably not be repeated in the first quarter to the same magnitude. However, the continued strength we saw in GPS survey and machine control is encouraging, especially given the seasonal weakness that our core businesses typically experience during the fourth and first quarters. We remain optimistic about our growth prospects as customers continue to realize the benefits our solutions bring to their businesses."

     Fourth Quarter Business Segment Highlights Engineering and Construction (E&C) Total fourth quarter E&C revenues increased by 13 percent over the fourth quarter of 2001. Sales momentum for GPS machine control and survey products from the third quarter continued into the fourth quarter, and accelerated through the month of December. Both businesses were key contributors to the Company's better than anticipated fourth quarter results and experienced double-digit revenue growth over the fourth quarter of 2001. Construction Instruments benefited from stronger original equipment manufacturer (OEM) sales during the quarter.

     Trimble Field Solutions (TFS) - Agriculture and Geographic Information Systems (GIS) Trimble Field Solutions' fourth quarter revenue increased by approximately 22 percent over the fourth quarter of 2001. Within the GIS business, shipments of the $2.4 million in deferred orders for the GeoExplorer(R) CE series GPS handhelds began in October and contributed to a double-digit revenue increase over the fourth quarter of 2001. Agriculture also showed double-digit revenue growth over the fourth quarter of 2001, reflecting continued penetration of the Company's manual guidance and auto-steer products for farm machinery.

     Component Technologies (CT) CT reported a record quarter for the business, as fourth quarter revenues increased by approximately 57 percent over the fourth quarter of 2001. This was the second consecutive quarter of year-over-year quarterly growth for CT. While in-vehicle navigation and embedded products continued to meet expectations, the fourth quarter's upside was primarily due to unexpected strong demand from three key wireless infrastructure customers.

     Trimble Mobile Solutions (TMS) TMS continued to gain traction during the fourth quarter, as revenue related to the Televisant(TM) Mobile Resource Management System and associated hardware products increased by 125 percent sequentially. At the same time, divisional net loss decreased by approximately 26 percent from the third quarter. The Company noted several customers that had been piloting the solution during the third and fourth quarters have either begun full fleet implementations or are expected to do so in the first quarter of 2003.

     Portfolio Technologies Portfolio Technologies' results were mixed due to the deferral of an order until the first quarter in Trimble's military business. Tripod Data Systems (TDS) revenues were ahead of expectations due to strong sales of data collection hardware and software in the construction market.

     Separately, Trimble noted that beginning in the first quarter of 2003, TDS' revenue would be reported as part of the Company's Engineering and Construction segment due to the similarities in market focus of the two business areas.

     Other Highlights: Trimble announced that it had reached an agreement with its commercial banks to extend the revolver portion of its senior bank credit facility until April of 2004 with a borrowing capacity of $86 million. The terms remain the same as in the current revolver, which was due to expire in July of 2003.

     The Company also announced that on January 29, 2003, it settled the patent infringement lawsuit filed in January, 2001 by Philip M. Clegg in federal court in the state of Utah. Under the agreement, Trimble has purchased a fully paid up, non-exclusive license under U.S. Patent No. 4,807,131 from Mr. Clegg.

Guidance
     For the first quarter ending April 4, 2003, the Company expects revenues will be between $116.0 and $119.0 million. Gross margins are expected to be approximately 50 percent. Operating expenses, including approximately $1.8 million of amortization of intangibles and an expected restructuring charge of approximately $300,000, are expected to be approximately $50.0 million. Net interest expense is expected to be approximately $3.2 million, and the income tax provision should be approximately $1 million (the equivalent of $0.03 per share in incremental income tax provision over the fourth quarter income tax provision of $250,000). The Company anticipates other non-operating expense to be approximately $1.5 million. Within these revenue guidelines, Trimble expects GAAP EPS to be between $0.08 and $0.11, assuming 29.75 million shares outstanding.

Investor Conference Call / Webcast Details
     The Company will hold a conference call on Wednesday, February 4, 2003 at 8:00 AM Pacific Time to review its fourth quarter and year-end results. It will be broadcast live on the web at http://www.trimble.com/investors.html. A replay of the call will be available for 7 days beginning at 11:00 AM, Pacific Time. The replay number is (800) 642-1687, and the passcode is 7668003.

     About Trimble
Trimble is a leading innovator of Global  Positioning  System
(GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide.

     For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com

     Forward Looking  Statement:
     Certain statements made in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue and earnings per share estimates for the quarter ending April 4, 2003, the expected conversion of several customers who have been piloting Trimble Mobile Solutions into full fleet customers and the continued growth in sales of GPS component technologies and GPS survey and machine control products. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, the Company's early success at converting customers who have been piloting Trimble Mobile Solutions into full fleet customers may not be predictive of the rates current customers in its pilot program convert. The overall health of the economy and the uncertainty over a potential war with Iraq may result in reduced capital spending which could impair the Company's ability to reach the forecasted growth in GPS component technologies and GPS survey and machine control products. Whether the Company achieves its guidance for the first quarter will depend on a number of factors, including: budget constraints on state and municipal governments, and the continued uncertain economic climate, as well as the other risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (In thousands, except per share data)
                                                      (Unaudited)

                                                           Three Months Ended                 Twelve Months Ended
                                                     --------------------------------    -------------------------------
                                                          Jan 3,          Dec 28,            Jan 3,          Dec 28,
                                                           2003             2001              2003             2001
                                                     -----------------  -------------    ---------------   -------------
Revenue                                                     $ 124,569      $ 106,405          $ 466,602       $ 475,292
Cost of sales
                                                               63,002         52,516            232,170         238,057
                                                     -----------------  -------------    ---------------   -------------
    Gross Margin                                               61,567         53,889            234,432         237,235
                                                     -----------------  -------------    ---------------   -------------
    Gross Margin (%)                                            49.4%          50.6%              50.2%           49.9%

Operating expenses:
    Research and development
                                                               15,973         15,600             61,232          62,881
    Sales and marketing
                                                               23,982         22,762             89,344         103,778
    General and administrative
                                                                9,150          8,309             40,634          37,407
    Restructuring charges
                                                                  453            602              1,099           3,599
    Amortization of goodwill & other purchased
    intangibles                                                 2,166          7,301              8,300          29,389
                                                     -----------------  -------------    ---------------   -------------
                                                     -----------------  -------------    ---------------   -------------
       Total operating expenses                                51,724         54,574            200,609         237,054
                                                     -----------------  -------------    ---------------   -------------

Operating income (loss) from continuing operations
                                                                9,843          (685)             33,823             181

Non-operating income (expense), net:
    Interest expense, net                                     (3,155)        (5,191)           (14,051)        (21,106)

    Other expense, net                                        (1,505)          (383)            (1,171)           (430)

    Foreign exchange gain/(loss), net                             300          (786)              (823)           (237)

    Expenses for affliated operations, net                    (1,228)              -            (3,954)
                                                     -----------------  -------------    ---------------   -------------
       Total non-operating  expense, net                      (5,588)        (6,360)           (19,999)        (21,773)
                                                     -----------------  -------------    ---------------   -------------

Income (Loss) from continuing operations before
income taxes                                                    4,255        (7,045)             13,824        (21,592)

Income tax provision                                              250            200              3,500           1,900
                                                     -----------------  -------------    ---------------   -------------

Net income (loss) from continuing operations                    4,005        (7,245)             10,324        (23,492)

Gain from discontinued operations                                   -            613                  -             613
                                                     -----------------  -------------    ---------------   -------------
Net income (loss)                                           $   4,005     $  (6,632)          $  10,324      $  (22,879)
                                                     =================  =============    ===============   =============


Basic earnings per share :
    From continuing operations                              $    0.14     $   (0.29)          $    0.36      $   (0.95)
    From discontinued operations                            $       -     $     0.02          $       -      $     0.02
                                                     -----------------  -------------    ---------------   -------------
       Total basic earnings per share                       $    0.14     $   (0.26)          $    0.36      $   (0.93)
                                                     =================  =============    ===============   =============

Diluted earnings per share :
    From continuing operations                              $    0.14     $   (0.29)          $    0.36      $   (0.95)
    From discontinued operations                            $       -     $     0.02          $       -      $     0.02
                                                     -----------------  -------------    ---------------   -------------
        Total diluted earnings per share                    $    0.14     $   (0.26)          $    0.36      $   (0.93)
                                                     =================  =============    ===============   =============


Shares used in calculating earnings per share :
    Basic                                                      29,173         25,273             28,573          24,727
                                                     =================  =============    ===============   =============
    Diluted                                                    29,469         25,273             29,052          24,727
                                                     =================  =============    ===============   =============

                                                   SUPPLEMENTAL DATA
                                         (In thousands, except per share data)
                                                      (Unaudited)

                                                           Three Months Ended                 Twelve Months Ended
                                                     --------------------------------    -------------------------------
                                                          Jan 3,          Dec 28,            Jan 3,          Dec 28,
                                                           2003             2001              2003             2001
                                                     -----------------  -------------    ---------------   -------------

Results from continuing operations excluding infrequent, and acquisition related adjustments:

Income (Loss) from continuing operations before             $   4,255     $  (7,045)          $  13,824     $  (21,592)
income taxes

Infrequent & acquisition related charges :
    Amortization of goodwill & other purchased
    intangibles                                                 2,166          7,301              8,300          29,389

    Restructuring charges                                         453            602              1,099           3,599

    Gain on sale of investment                                      -              -              (165)           (270)

   (Gain) Loss on sale of business                                  -          (127)                  -             113

    Write down of investment                                    1,453            136              1,453             136
                                                     -----------------  -------------    ---------------   -------------
    Total infrequent and acquisition related
    charges                                                     4,072          7,912             10,687          32,967
                                                     -----------------  -------------    ---------------   -------------

Adjusted income before taxes                                    8,327            867             24,511          11,375

Income tax provision                                              250            475              3,500           1,900
                                                     -----------------  -------------    ---------------   -------------
Adjusted net income                                         $   8,077       $    392         $   21,011       $   9,475
                                                     =================  =============    ===============   =============

Diluted adjusted net earnings per share                     $    0.27       $   0.02         $     0.72       $    0.36
                                                     =================  =============    ===============   =============
Shares used in calculating diluted adjusted net
earnings per share                                             29,469         25,985             29,052          25,987
                                                     =================  =============    ===============   =============



                                      CONSOLIDATED BALANCE SHEETS
                                             (In thousands)
                                              (Unaudited)
                                                                         Jan 3,              Dec 28,
                                                                          2003                2001
                                                                    -----------------    ----------------
Assets
Current assets:
   Cash and cash equivalents                                             $    28,679         $    31,078
   Accounts and other receivables, net                                        79,645              71,680
   Inventories                                                                61,144              51,810
   Other current assets                                                        8,477               6,536
                                                                    -----------------    ----------------
      Total current assets                                                   177,945             161,104

Property and equipment, net                                                   22,037              27,542
Goodwill and other purchased intangible assets, net                          229,171             220,304
Deferred income taxes                                                            417                 383
Other assets                                                                  12,086              10,062

                                                                    -----------------    ----------------
      Total assets                                                       $   441,656         $   419,395
                                                                    =================    ================

Liabilities and Shareholders' Equity

Current liabilities:
   Bank and other short-term borrowings                                   $    6,556         $    40,025
   Current portion of long-term debt                                          24,104              23,443
   Accounts payable                                                           30,669              21,494
   Accrued compensation and benefits                                          17,728              13,786
   Accrued liabilities                                                        27,394              35,649
   Income taxes payable                                                        6,450               7,403
                                                                    -----------------    ----------------
      Total current liabilities                                              112,901             141,800

Non-current portion of long-term debt and other liabilities                  107,865             127,097
Deferred gain                                                                 10,792                   -
Deferred income tax                                                            2,561               7,347
Other non-current liabilities                                                  6,186               4,662
                                                                    -----------------    ----------------
      Total liabilities                                                      240,305             280,906
                                                                    -----------------    ----------------
Shareholders' equity:
   Common stock                                                              225,872             191,224
   Accumulated deficit                                                      (23,495)            (33,819)
   Accumulated other comprehensive loss                                      (1,026)            (18,916)
                                                                    -----------------    ----------------
      Total shareholders' equity                                             201,351             138,489
                                                                    -----------------    ----------------
      Total liabilities and shareholders' equity                         $   441,656         $   419,395
                                                                    =================    ================

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                  Three Months Ended
                                                                 Jan 3,       Dec 28,
                                                                  2003         2001
                                                                 ---------------------

Cash flow from operating activites:
    Net Income/( Loss)                                            4,005         (6,632)

    Adjustment to reconcile net income (loss) to net cash provided by operating activities:

         Depreciation expense                                     2,046           2,273
         Amortization expense                                     2,393           8,218
         Provision for bad debt                                   1,853           2,128
         Amortization of deferred gain                                -           (391)
         Other                                                      943             296

    Add decrease (increase) in assets:
        Accounts receivables, net                                   517           7,975
        Inventories                                             (3,776)           5,161
        Deferred income taxes                                       733            (65)
        Other current and noncurrent assets                     (1,525)             165
        Effect of foreign currency translation adjustment         2,713           (994)

    Add increase (decrease) in liablilities:

        Accounts payable                                          4,707          (1,549)

        Accrued compensation                                      (361)          (4,662)

        Other accrued liabilities                               (1,281)              239

        Income taxes payable                                    (1,527)            1,968

Net cash provided by operating activities                        11,440           14,130

 Cash flows from investing activities:
     Acquisitions, net of cash acquired                               -              456
     Acquisition of property and equipment, net                 (1,683)            (888)
     Proceeds from disposal of property and equipment                 -            1,177
     Capitalized patents, software and intangibles              (1,686)              232

  Net cash provided by (used in) investing activities           (3,369)              977

 Cash flow from financing activities:
     Issuance of common stock                                     2,091           27,030
     Collections(Payments) of notes receivable                    (492)              468
     Proceeds from long-term debt and revolving credit lines          -                -
     Payments on long-term debt and revolving credit lines     (11,343)         (53,930)

 Net cash used in financing activities                          (9,744)         (26,432)
 Net increase in cash and cash equivalents                      (1,673)         (11,325)
 Cash and cash equivalents - beginning of period                 30,352           42,403
 Cash and cash equivalents - end of period                    $  28,679      $    31,078
                                                              =========      ===========

 Supplemental disclosures of cash flow information:
    Cash paid (refunded) during the period for:
        Interest                                               $  1,052       $    2,447
                                                               ========       ==========
        Income taxes, net of refunds                           $    729       $    (601)
                                                               ========       ==========

                           TRIMBLE NAVIGATION LIMITED
                              Financial Dashboard
                       (Dollars in thousands, except EPS)

                                  -------------------------------------------------- ----------------------------------------------
                                      Q1'01     Q2'01          Q3'01       Q4'01       Q1'02       Q2'02      Q3'02       Q4'02
                                     Actual       Actual       Actual      Actual      Actual     Actual      Actual     Actual
                                  =================================================================================================
Income Statement Metrics
                                  -------------------------------------------------- ----------------------------------------------
   Total Revenue                       $117,863    $133,587     $117,437   $106,405    $104,029    $123,256   $114,748    $124,569
                                  -------------------------------------------------- ----------------------------------------------
    Engineering & Construction           73,713      86,934       74,221     69,076      68,410      79,891     78,993      78,196
    Trimble Field Solutions              17,007      18,963       18,017     14,532      18,031      18,212     13,252      17,764
    Component Technologies               16,162      16,615       12,602     12,704      10,025      15,175     14,607      19,948
    Trimble Mobile Solutions              2,925       2,963        4,412      3,491       2,352       1,840      2,244       2,050
    Portfolio Technologies                8,056       8,112        8,185      6,602       5,211       8,138      5,652       6,611
                                  -------------------------------------------------------------------------------------------------
   Gross Margin                           48.8%       49.1%        51.4%      50.6%       52.2%       49.5%      50.2%       49.4%
                                  -------------------------------------------------------------------------------------------------
   Total Segment Income                 $12,214     $21,267      $18,240    $15,782     $14,059     $20,720    $17,161     $19,613
                                  -------------------------------------------------------------------------------------------------
    Engineering & Construction           10,305      17,487       13,302     10,531      11,668      15,151     15,232      12,313
    Trimble Field Solutions               3,113       4,016        4,120      2,403       4,517       3,869      1,445       2,564
    Component Technologies                2,233       3,011        2,160      3,478       1,225       2,374      2,563       5,128
    Trimble Mobile Solutions            (2,800)     (2,651)      (1,719)    (2,289)     (3,062)     (2,844)    (2,836)     (2,088)
    Portfolio Businesses                  (637)       (596)          377      1,659       (289)       2,170        757       1,696

   Corporate and Other Charges        ($17,106)   ($17,285)    ($16,464)  ($16,467)    ($9,971)    ($9,038)   ($8,951)    ($9,770)

   Non-operating expense and
   income taxes                        ($6,695)    ($5,956)     ($4,462)   ($5,947)    ($4,803)    ($7,356)   ($5,502)    ($5,838)

                                  -------------------------------------------------- ----------------------------------------------
   Net Income (loss)                  ($11,587)    ($1,974)     ($2,686)   ($6,632)      ($715)      $4,326     $2,708      $4,005
                                  ================================================== ==============================================

   EBITDA                                $4,937     $14,511      $12,953     $8,637      $8,877     $14,978    $10,548     $11,622
    Amortization of Goodwill and
    Intangibles                           7,316       7,396        7,378      7,301       1,978       2,324      1,832       2,166
    Depreciation                          2,993       3,008        2,944      3,190       2,671       2,913      2,220       2,046

   GAAP EPS                             ($0.48)     ($0.08)      ($0.11)    ($0.26)     ($0.03)       $0.15      $0.09       $0.14

   Adjusted EPS                         ($0.09)       $0.26        $0.19      $0.02       $0.06       $0.24      $0.16       $0.27

-----------------------------------------------------------------------------------------------------------------------------------
Balance Sheet and Liquidity Metrics

   Cash & Cash Equivalents              $43,998     $27,822      $42,403    $31,078     $33,021     $27,736    $30,352     $28,679

   Accounts Receivables, Net            $78,659     $84,362      $79,229    $69,195     $71,430     $82,159    $79,215     $77,618

   Inventories, Net                     $71,742     $68,158      $58,847    $51,810     $53,487     $52,594    $57,368     $61,144

   Total Debt                          $259,564    $244,220     $244,495   $190,565    $169,738    $158,865   $149,868    $138,525

                                  -------------------------------------------------------------------------------------------------
    Total Short Term Debt               130,386     123,304      178,595     63,468      72,670      66,799     62,336      30,660
                                  -------------------------------------------------------------------------------------------------
    Current Portion of Term              16,000      13,000       14,000     20,000      21,000      21,000     21,000      24,000
    Loan 3.5%
    Current Portion of Thermo            40,000      40,000       84,000          0           0           0          0           0
    Electron note 10.4%
    Revolving Credit Facility            72,000      67,000       77,000     40,000      48,000      43,000     40,000       6,550
    3.5%
    Other                                 2,386       3,304        3,595      3,468       3,670       2,799      1,336         110

                                  -------------------------------------------------------------------------------------------------
    Total Long Term Debt                129,178     120,916       65,900    127,097      97,067      92,066     87,532     107,865
                                  -------------------------------------------------------------------------------------------------
    Term Loan 3.6%                       84,000      79,000       64,000     41,300      26,600      21,600     16,600       8,600
    Thermo Electron note 10.4%           40,000      40,000            0     84,000      68,670      68,670     69,136      69,136
    Revolving Credit Facility 3.5%            0           0            0          0           0           0          0      28,450
    Other                                 5,178       1,916        1,900      1,797       1,797       1,796      1,796       1,679

   Equity                              $116,321    $117,955     $118,259   $138,489    $155,195    $180,636   $187,323    $201,351

   Working Capital                    ($27,582)   ($28,038)    ($74,566)    $19,304     $17,430     $26,724    $34,114     $68,044

   Capital Expenditures                  $2,134      $2,364       $1,868       $888      $1,783      $2,430     $1,261      $1,683

   Cash Flow from Operations*          ($3,553)    ($1,337)      $15,853    $13,531      $9,247      $6,933     $8,884     $11,440

-----------------------------------------------------------------------------------------------------------------------------------
Financial Ratios

   Days Sales Outstanding                    51          54           56         53          50          58         52          58
   Days Sales in Inventory                  108          91           94         90          98          77         92          68
   Current ratio                            0.9         0.9          0.7        1.1         1.1         1.2        1.2         1.6
   Debt to Equity                           2.2         2.1          2.1        1.4         1.1         0.9        0.8         0.7

-----------------------------------------------------------------------------------------------------------------------------------
Other
   Headcount                              2,247       2,245        2,153      2,099       2,051       2,068      2,067       2,050
-----------------------------------------------------------------------------------------------------------------------------------

Notes:
Trimble Field Solutions consists of Geographic Information Systems
(GIS) and Agriculture.
Trimble Mobile Solutions  consists of Mobile Positioning and Communications
(MPC) and Trimble Information Systems (TIS).
Portfolio Technologies consists of Tripod Data Systems (TDS) and Military and Advanced Systems (MAS).
* Cash Flow from Operations includes impact of exchange rate changes on cash.